SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger advertisement published in the Wall Street Journal and the New York Times, dated as of August 23, 2001	Item 1

Facsimile instructions	Item 2

Revised content of http://www.rangergov.com	Item 3

Contents of Items 1-3

Attention Computer Associates Shareholders

Why is this man smiling?

Charles B. Wang
Chairman

Is it because he has made money on CA stock over the past five years while others have not?

•	Under Chairman Wang’s leadership, the CA board was named one of the worst in America
The Best and Worst Corporate Boards, Business Week, 1.24.00

•

CA stock has returned a negative 14% to shareholders over the past 5 years, versus a software industry average of positive 169%*
“CA is much in need of a clean break from its past, and in particular from the influence of Mr. Wang, whose continued presence on the board depresses investor confidence in the progress being made.”†

Proxy Alert: Computer Associates International, Inc., Institutional Shareholder Services, 8.20.01

•	CA rewarded Charles Wang while the company’s performance was dismal
“ At the bottom of the performance heap, Charles B. Wang of Computer Associates International, Inc. (CA) earned $698.2 million from 1998 through 2000 and produced a dismal shareholder return of –63% . . . . ”†
Executive Pay, Business Week, 4.16.01

•	CA has recently reported a $342 million loss as a “gain”
On July 23, using Generally Accepted Accounting Principles (GAAP), CA reported a $342 million loss.**
However, using its pro forma pro rata model, CA was able to report a $323 million gain.**

Ranger Governance believes CA shareholders have something to smile about—
The Ranger Nominees: Cece Smith, Elizabeth VanStory, Richard Agnich and Stephen Perkins

•	The Ranger nominees would be truly independent Board members “ The revised [Ranger] slate, by contrast, offers instant medicine for what ails CA.”†
Proxy Alert: Computer Associates International, Inc., Institutional Shareholder Services, 8.20.01

“. . . replacing Mr. Wang and three other incumbent directors with a minority of Ranger nominees would bring a welcome breath of fresh air to the board.”†
Reviewed Agenda for Computer Associates International, Inc., Proxy Monitor, 8.17.01

•	The Ranger nominees would return control of the Company into the hands of shareholders
The Ranger nominees want to ensure a greater voice on the CA Board for the people who should have had it all along - the shareholders.

The Ranger nominees believe that they can
enhance shareholder value at CA through
Integrity, Innovation and Accountability.

Vote the GREEN Proxy On August 29th

If you have submitted a proxy card for Ranger’s former full slate of 10 candidates, Ranger will cast your vote for Cece Smith, Elizabeth VanStory, Richard Agnich and Stephen Perkins. Because Ranger will nominate only these four nominees to serve as directors of Computer Associates at the annual meeting on August 29, 2001, other members of the full slate will not be eligible for election and votes for them will not count. Thus, unless you submit a new proxy card, you will lose the opportunity to vote with respect to as many as six of Computer Associates ten directorships.

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote as recommended by ISS, by signing, dating and mailing the GREEN Proxy.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., INC. at (800) 607-0088

Ranger urges all shareholders to read its definitive proxy statement and supplement which contain important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001 and the supplement was filed on August 17, 2001. Both are available on Ranger’s updated website at www.rangergov.com.

*	Total return for CA shareholders for the 5-year period ending 3.31.01, Source: Computer Associates Definitive Proxy Statement 7.18.01.
**	CA Press Release 7.23.01
†	Permission to use quotations neither sought nor obtained

Advertisements

The following advertisements regarding the proxy contest have appeared in various newspapers including The Wall Street Journal, The New York Times and The Orlando Sentinel.

Why is this man smiling?	ISS Recomends Ranger's...

Ranger Governance Announces...	...Problems of Computer Associates...

Still Smilling Version2	Integrity. Innovation. Accountability.

When is it OK to lose $342,000,000?	A Slate of Proven Leaders

An Open Letter To Computer Associates’ Customers	Why are these men smiling?

Why are these men suing?

RangerGovernance

If you want to ensure your Ranger Governance vote is counted, please fax a completed GREEN proxy card to:

MORROW & CO., Inc. at (212) 754-8300.

Your vote is appreciated.